                                                                     EXHIBIT 11

                              PIMCO Advisors L.P.
                 Computations of Primary Net Income Per Unit
                    (in thousands, except per unit amounts)
                                  (Unaudited)

                                                                          For the six months ended June 30,
                                                                       ----------------------------------------
                                                                         General Partner
                                                                           and Class A            Class B
                                                                       ----------------------------------------
                                                                         1996       1995       1996      1995
                                                                       --------   --------   --------   -------

Net income                                                             $ 43,171   $ 27,249   $ 43,171   $27,249
                                                                       ========   ========   ========   =======

Weighted average number of units outstanding                             40,924     40,835     32,961    32,961
Weighted average effect of Limited Partnership
    unit options                                                          1,489      1,160      1,343      -  .
                                                                       --------   --------   --------   -------


Weighted average number of units and unit equivalents
    used to calculate net income per unit                                42,413     41,995     34,304    32,961
                                                                       ========   ========   ========   =======

Net income per unit                                                    $   0.64   $   0.52   $   0.47   $  0.17
                                                                       ========   ========   ========   =======


                                                                          For the three months ended June 30,
                                                                       ----------------------------------------
                                                                         General Partner
                                                                           and Class A            Class B
                                                                       ----------------------------------------
                                                                         1996       1995       1996      1995
                                                                       --------   --------   --------   -------

Net income                                                             $ 23,808   $ 14,109   $ 23,808   $14,109
                                                                       ========   ========   ========   =======

Weighted average number of units outstanding                             40,928     40,852     32,961    32,961
Weighted average effect of Limited Partnership
 unit options                                                             1,503      1,224      1,332      -  .
                                                                       --------   --------   --------   -------


Weighted average number of units and unit equivalents
used to calculate net income per unit                                    42,431     42,076     34,293    32,961
                                                                       ========   ========   ========   =======

Net income per unit                                                    $   0.33   $   0.26   $   0.29   $  0.10
                                                                       ========   ========   ========   =======

                              PIMCO Advisors L.P.
              Computations of Fully Diluted Net Income Per Unit
                    (in thousands, except per unit amounts)
                                  (Unaudited)

                                                                           For the six months ended June 30,
                                                                       ----------------------------------------
                                                                         General Partner
                                                                           and Class A            Class B
                                                                       ----------------------------------------
                                                                         1996       1995       1996      1995
                                                                       --------   --------   --------   -------
Net income                                                             $43,171    $ 27,249   $ 43,171   $27,249
                                                                       ========   ========   ========   =======

Weighted average number of units outstanding                             40,924     40,835     32,961    32,961
Weighted average effect of Limited Partnership
 unit options                                                             1,494      1,198      1,369       274
                                                                       --------   --------   --------   -------

Weighted average number of units and unit
 equivalents used to calculate net income per unit                       42,418     42,033     34,330    33,235
                                                                       ========   ========   ========   =======

Net income per unit                                                    $   0.64   $   0.52   $   0.47   $  0.17
                                                                       ========   ========   ========   =======

                                                                           For the three months ended June 30,
                                                                       ----------------------------------------
                                                                         General Partner
                                                                           and Class A            Class B
                                                                       ----------------------------------------
                                                                         1996       1995       1996      1995
                                                                       --------   --------   --------   -------

Net income                                                             $ 23,808   $ 14,109   $ 23,808   $14,109
                                                                       ========   ========   ========   =======

Weighted average number of units outstanding                             40,928     40,855     32,961    32,961
Weighted average effect of Limited Partnership
 unit options                                                             1,514      1,297      1,383       274
                                                                       --------   --------   --------   -------

Weighted average number of units and unit
 equivalents used to calculate net income per unit                       42,442     42,152     34,344    33,235
                                                                       ========   ========   ========   =======

Net income per unit                                                    $   0.33   $   0.26   $   0.29   $  0.10
                                                                       ========   ========   ========   =======

                                      14